Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of Ovid Technologies, Inc. of our report dated February 14, 1996 on our audits of the consolidated financial statements and financial statement schedule of Ovid Technologies, Inc. as of December 31, 1994 and 1995, and for each of the three years ended December 31, 1995, which report is included in the Annual Report on Form 10-K of Ovid Technologies, Inc. dated March 28, 1996.


                                              /s/ Coopers & Lybrand L.L.P.




New York, New York
August 22, 1996